Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-229159) on Form S-4 as amended on Form S-8 of CenterState Bank Corporation of our report dated March 4, 2019 relating to the consolidated financial statements of National Commerce Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of National Commerce Corporation for the year ended December 31, 2018.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

April 1, 2019